                                                                 Exhibit 10-e-1

                       AMENDMENT TO EMPLOYMENT AGREEMENT

                          This Amendment is entered into this 10th day of
March, 1993 by and between Nordson Corporation, an Ohio corporation (the "Company"), and William P. Madar (the "Executive").

                          WHEREAS, the Company and the Executive entered into
an Employment Agreement dated January 30, 1986 (the "Agreement") providing for the employment of the Executive by the Company for the consideration and upon the terms set forth therein; and

                          WHEREAS, the Company and the Executive desire to
amend the Agreement in certain respects, each of them hereby agrees as follows:

                          1.  All capitalized terms used herein and not
otherwise specifically defined shall have the meanings ascribed thereto in the Agreement.
                          2.  Section 2 of the Agreement is deleted in its
entirety and a new Section 2 shall read as follows:

                          The Executive's employment shall continue until
                   terminated by either party. Either the Company or the Executive may terminate the Executive's employment by giving the other party written notice six (6) months in advance, to the extent reasonably practicable, but in any event, at least sixty (60) days in advance of the termination date.

                          3.  Section 3 of the Agreement is deleted in its
entirety.

                          4.  Section 4 of the Agreement is deleted in its
entirety.

                          5.  Section 5 of the Agreement is deleted in its
entirety and a new Section 5 shall read as follows:

                          5. CASH COMPENSATION. The Company shall set the Executive's base salary as of the beginning of each fiscal year of the Company ("Fiscal Year"); provided, however, that for purposes of Sections 10(a) and 11(a) of the Agreement, the Executive's base salary shall not be less than $565,150.00. Moreover, the Executive shall participate in and receive incentive compensation under the terms of the Company's Management Incentive Compensation Plan for so long as the Company continues to maintain such plan.

                          6.  Section 6(a) of the Agreement is deleted in its
entirety.

                          7.  Except for purposes of paragraph 10 of this
Amendment, the existing subparagraph (b) of Section 6 of the Agreement is redesignated as subparagraph (a).

                          8.  Except for purposes of paragraph 10 of this
Amendment, Section 6(c) of the Agreement is deleted in its entirety.

                          9.  Except for purposes of paragraph 10 of this
Amendment, Section 6(d) of the Agreement is redesignated as subparagraph (b) and amended to insert the following words after "any restricted stock" on line 5:

         issued to him by the Company on February 15, 1991 and February 15, 1992,

and to insert the following words after "restricted stock" on line 9:

         issued to him by the Company on February 15, 1991 and February 15, 1992

                          10.  Section 7(a) of the Agreement is hereby deleted
and a new Section 7(a) shall read as follows:

                          (a) Upon approval by the shareholders of an Omnibus Stock Plan of the Company to be submitted to the Shareholders of the Company at the 1993 Annual Meeting of Shareholders, the Company shall grant to the Executive options to purchase 50,000 shares of the Company's common stock at an exercise price equal to the lower of (i) the fair market value of the underlying shares or (ii) $46.50 per share.

                          All options granted pursuant to this Section 7(a) shall vest sixty (60) days after the date of grant and shall be exercisable by the Executive, or by the executor or administrator of the Executive's estate, until the tenth anniversary of the date of grant, notwithstanding the termination of the employment of the Executive for any reason, or the death or disability of the Executive. So long as the Executive's employment has not been terminated, the Executive shall be eligible to receive grants of stock options and shall be considered for such grants as part of the Company's employee stock option program.

                          In the event shareholder approval of such Omnibus Stock Plan is not obtained at the 1993 Annual Meeting of Shareholders, the Company shall grant 30,000 shares of restricted stock to the Executive, of which one-half may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated otherwise than by will or the laws of descent and distribution prior to February 14, 1994 and the remaining one-half of such shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated otherwise than by will or the laws of descent and distribution prior to February 14, 1995. Any restricted stock granted hereunder shall also be subject to the conditions and obligations of the Executive and the Company described in Section 6(b), 6(c) and 6(d) of the unamended January 30, 1986 Agreement and in Section 11 of the Agreement, as amended by this Amendment.

                          11.  Section 7(b) of the Agreement is deleted in its
entirety.

                          12.  Section 9 of the Agreement is hereby deleted in
its entirety and a new Section 9 shall read as follows:

                          9. SUPPLEMENTAL PENSION BENEFITS.

                          (a) DEFINITIONS. For purposes of this Section 9, the following terms shall have the meanings hereinafter set forth.

                          (1) The term "Highest Consecutive 36-Month Average Annual Compensation" shall mean one-third of the aggregate amount of the Executive's base salary and incentive compensation as determined under Section 5 with respect to the 36-consecutive-calendar-month period which produces a higher average than any other 36-consecutive-calendar-month period; provided, however, that in the event the Executive becomes disabled prior to the attainment of age 65, he shall be deemed to receive the base salary and incentive compensation he received during the Fiscal Year prior to his disability for the period of such disability until the earlier of attainment of age 65 or commencement of supplemental pension benefits under this Section 9. For purposes of this Section 9, 1/12th of the Executive's incentive compensation for each Fiscal Year shall be allocated to each month of the Fiscal Year for which the incentive compensation is awarded and any portion of the Executive's base salary or incentive compensation that is deferred pursuant to any deferred compensation program sponsored by the Company shall be included as base salary or incentive compensation, respectively, for the month in which it would otherwise have been paid or allocated, as the case may be.

                          (2) The term "Highest Consecutive 36-Month Average Annual Compensation Percentage" shall mean a percentage of the Executive's Highest Consecutive 36-Month Average Annual Compensation that is equal to the lesser of: (i) 56 percent, or (ii) the product of 1.6 percent multiplied by a fraction the numerator of which is 248 plus the number of months of service for benefit accrual purposes credited to the Executive under the Nordson Pension Plan and the denominator of which is 12.

                          (3) The term "IRS Tables" shall mean tables attached hereto as Exhibit A.

                          (4) The term "PBGC Interest Rates" shall mean the interest rate or rates for immediate or deferred annuities, as applicable, utilized by the Pension Benefit Guaranty Corporation for plans terminating on the date a determination of a lump sum benefit is made.

                          (b) COMPUTATION OF BENEFITS. Upon termination of the Executive's employment with the Company, the Executive shall be eligible to receive an annual straightlife supplemental pension benefit equal to his Highest Consecutive 36-Month Average Annual Compensation multiplied by his Highest Consecutive 36-month Average Annual Compensation Percentage reduced by .4166% for each full calendar month by which the Executive's supplemental pension benefit commences prior to age 60, and reduced further by the sum of:

                          (i) $42,956 upon attainment of age 65 by the Executive;

                          (ii) the annual straight-life pension benefit payable to the Executive under any tax-qualified defined benefit pension plan of the Company which is attributable to contributions of the Company; and

                          (iii) 50 percent of the annual Primary Social Security Benefit payable to the Executive at age 65.

         Any reduction of the Executive's supplemental pension benefit under subparagraphs (i) and (iii) above shall be made only on and after November 3, 2004 and any such reduction under subparagraph (ii) above shall be made only when such benefits are actually payable to the Executive. Exhibit B attached hereto illustrates the method by which such annual supplemental pension benefit is to be calculated.

                          (c) METHOD OF PAYMENT. The annual supplemental pension benefit computed under Section 9(b) shall be payable to the Executive in either (i) a lump sum utilizing the IRS Tables and the PBGC Interest Rates and/or (ii) any optional method of payment available to a participant in the Nordson Pension Plan utilizing the IRS Tables and the PBGC Interest Rates.

                          13.  Section 10(a) of the Agreement is deleted in its
entirety and a new Section 10(a) shall read as follows:

                          (a) CASH COMPENSATION. The Executive or his estate shall continue for the two-year period following his death or Disability Termination Date to receive his base salary at the rate then in effect under Section 5 for the Fiscal Year in which his death or Disability Termination Date occurs.

                          14.  Section 10(d) of the Agreement is deleted and a
new Section 10(d) shall read as follows:

                          (d) INSURANCE AND PENSION BENEFITS. The Company shall continue to provide medical coverage for so long as the Executive, his spouse or any dependent child is living and shall continue to provide group life insurance coverage to the Executive for so long as he is living. In addition, the Company's obligations under
         Section 9 shall remain in full force and effect. Any supplemental pension benefit payable under Section 9 shall be payable to the Executive in the event of his disability without any reduction for commencement of benefits prior to age 60. In the event of the Executive's death prior to the termination of his employment, the Company shall, in satisfaction of its obligations under Section 9, provide a monthly survivor benefit to the Executive's surviving spouse which is equal to one-half of the actuarial equivalent of the supplemental pension benefit computed under Section 9 as of the date of the Executive's death, but without any reduction for early commencement under Section 9(b)(iv), and payable immediately in a 50 percent joint and survivor form computed using the IRS Tables and PBGC Interest Rates. In the event of the Executive's disability, the Executive shall be deemed to continue in the employ of the Company and shall accrue months of benefit service for purposes of the supplemental pension benefit computed under Section 9 until the earlier of (i) attainment of age 65 and (ii) commencement of the Executive's supplemental pension benefit. If the employment of the Executive is terminated by reason of disability, any supplemental pension benefits paid to the Executive prior to his attainment of age 65 pursuant to the provisions of Section 9 shall be reduced by the amount of disability benefits received by the Executive from or through the Company or the Social Security Administration.

                          15.  The caption of Section 11 and the first
paragraph thereof shall be revised to read in their entirety as follows:

                          11. EFFECTS OF TERMINATION BY THE COMPANY OR RESIGNATION OR RETIREMENT BY THE EXECUTIVE. If the Company terminates the Executive's employment other than pursuant to Section 13 hereof, or if the Executive's employment is terminated by reason of his resignation or retirement, the Company's obligations under Part II hereof shall terminate except as provided below.

                          16.  Section 11(a) of the Agreement is deleted in its
entirety and a new Section 11(a) shall read as follows:

                          (a) CASH COMPENSATION. The Executive shall continue for the one-year period following the date of his termination of employment to receive his base salary at the rate then in effect under
         Section 5 with respect to the Fiscal Year in which his termination of employment occurs, plus an additional amount equal to 20 percent of such base salary.

                          17.  Section 11(d) of the Agreement is deleted in its
entirety and a new Section 11(d) shall read as follows:

                          (d) INSURANCE AND PENSION BENEFITS. The Company shall continue to provide medical coverage for so long as the Executive, his spouse, or any dependent child is living and shall continue to provide group life insurance coverage to the Executive for so long as the Executive is living; provided, however, that such medical coverage or group life insurance coverage, as the case may be, shall cease if the Executive receives medical coverage or group life insurance coverage through other employment. In addition, the Company's obligations under Section 9 shall remain in full force and effect. For purposes of Section 9, if the Executive elects to receive payment of his supplemental pension benefits thereunder on or after the date of his termination of employment and has not attained age 56, he shall be deemed to have attained age 56 for purposes of computing any reduction in his supplemental pension benefit under Section 9(b)(iv) with respect to commencement of benefits prior to age 60.

                          18.  Sections 5 through 11 of the Agreement are
redesignated as Sections 3 through 9, and any references to such Sections shall be redesignated consistent therewith.

                          19.  Section 12 of the Agreement is deleted in its
entirety.

                          20.  Sections 13 through 21 of the Agreement are
redesignated as Sections 10 through 18, and any references to such Sections shall be redesignated consistent therewith.

                          21.  Except as expressly provided in this Amendment,
the terms and conditions of the Agreement shall remain in full force and effect as set forth therein.
                          IN WITNESS WHEREOF, the parties hereto have executed
this Amendment as of the date first set forth above.

                                           NORDSON CORPORATION



                                           By:  /s/ Eric T. Nord
                                              -----------------------------
                                                      Eric T. Nord


                                                /s/ William P. Madar
                                              -----------------------------
                                                      William P. Madar

                                                                       EXHIBIT A

APPENDIX E.  Life Expectancy Tables

                                    TABLE 1
                           (Single Life Expectancy)*

          AGE        DIVISOR           AGE         DIVISOR
- ----------------------------------------------------------------
          35         47.3              73          13.9
          36         46.4              74          13.2
          37         45.4              75          12.5
          38         44.4              76          11.9
          39         43.5              77          11.2
          40         42.5              78          10.6
          41         41.5              79          10.0
          42         40.6              80           9.5
          43         39.6              81           8.9
          44         38.7              82           8.4
          45         37.7              83           7.9
          46         36.8              84           7.4
          47         35.9              85           6.9
          48         34.9              86           6.5
          49         34.0              87           6.1
          50         33.1              88           5.7
          51         32.2              89           5.3
          52         31.3              90           5.0
          53         30.4              91           4.7
          54         29.5              92           4.4
          55         28.6              93           4.1
          56         27.7              94           3.9
          57         26.8              95           3.7
          58         25.9              96           3.4
          59         25.0              97           3.2
          60         24.2              98           3.0
          61         23.3              99           2.8
          62         22.5             100           2.7
          63         21.6             101           2.5
          64         20.8             102           2.3
          65         20.0             103           2.1
          66         19.2             104           1.9
          67         18.4             105           1.8
          68         17.6             106           1.6
          69         16.8             107           1.4
          70         16.0             108           1.3
          71         15.3             109           1.1
          72         14.6             110           1.0



*Table I does not provide for IRA owners younger than 35 years of age. For additional life expectancy tables, see Publication 939.

                                                                       EXHIBIT B

February 9, 1993
Ref: NDP 1012



MEMO TO:         W. W. Colville

COPY TO:         Mary Ann Jorgenson
                 W. P. Madar

FROM:            N. D. Pellecchia

SUBJECT:         W. P. MADAR PENSION CALCULATION




Bill Madar asked me to forward the attached pension calculation (assuming an age 56 retirement) to you for your review.

Some additional information regarding the assumptions noted on the worksheets follows:

1. Pensionable earnings for purposes of the calculation are based on average estimated calendar year earnings for 1993-1995. A gross annual pension amount was arrived at by applying the service formula stated in the contract against average annual earnings for the period. We reduced the gross amount by 18.33% to reflect a February 1996 retirement date. This factor is the product of .4166 multiplied by 44 months (the number of months that the retirement date precedes age
         60).

2. Pensionable earnings for Nordson qualified plan calculations are higher than previous calculations provided. In brief, the qualified plan bases pensionable earnings on a "highest five out of ten year salary history." An age 56 retirement assumption would include earnings from the years 1986 through 1988 in the ten year history. Pensionable earnings in these years are higher than later years since starting in 1990, pensionable earnings for purposes of qualified plan calculations were "capped" by law. Limits range from $200,000 in 1990 to $228,860 in 1992. Earlier calculations were based on an age 60 retirement. Accordingly, the 1986-1988 period was not included in the ten year history.

3. The interest rate assumption used for calculating lump sum amounts is 5.75%--the current PBGC rate in effect for calculating immediate annuities - PBGC regulation 2619.26(b)(2)(IV).

Memo To: W. Colville           Page 2                        February 9, 1993
SUBJECT:         W. P. MADAR PENSION CALCULATION



4. The life expectancy assumption is based on Appendix E (Table I, Single Life Expectancy), IRS Publication 590, 1992 edition. Prior calculations were based on life expectancy data included in IRS Publication 575, 1988 edition. Life expectancies under both tables are the same.

5. The lump sum amount noted on the attached calculation is approximately $1.3 million higher than the lump sum amount (calculated using identical life expectancy and interest rate assumptions) noted in my memorandum to you dated September 2, 1992.

         The most significant factor contributing to this difference is a higher assumed average annual earnings amount. For the attached calculation, we assumed that base salary will grow at a 5% annual rate, while annual bonus amounts will be earned at a rate of 135% of target or roughly 108% of base salary. For purposes of the September calculation, we applied a 5% annual increase factor to actual total annual compensation amounts through 1991. During this period, the relation of bonus to base pay averaged 85%.

If you need any further information, please let me know.

NDP/bcr


NORDSON CORPORATION                                                                         PREP. BY:               JRL
PENSION CALCULATION                                                                         DATE:                 03/09/93
AGE 56 RETIREMENT                                                                                                 09:17 AM
                                                                                            FILE: WPMPENPV.WQ!
     Note: Pension benefit paid from Nordson is paid at beginning of each period.
     Life Expectancy - 27.7 years at age 56.

YEAR:                              0           1           2           3         4           5          6          7          8

PAYMENT NUMBER:                    1           2           3           4         5           6          7          8          9

DATE:                         Feb-96      Feb-97      Feb-98      Feb-99  Feb-2000    Feb-2001   Feb-2002   Feb-2003   Feb-2004

AGE:                              56          57          58          59        60          61         62         63         64
                           ---------   ---------  ----------  ----------  ---------  ---------  ---------  ---------  ---------

TOTAL CALCULATED
PENSION BENEFIT (1)          494,977     494,977     494,977     494,977    494,977    494,977    494,977    494,977    494,977

LESS:

STANDARD OIL PENSION (2)

NORDSON QUAL. PLAN
PENSION (3)

SOCIAL SECURITY (7)
                           ---------   ---------  ----------  ----------  ---------  ---------  ---------  ---------  ---------

TOTAL OFFSETS                      0           0           0           0          0          0          0          0          0
                           ---------   ---------  ----------  ----------  ---------  ---------  ---------  ---------  ---------

PAYABLE FROM NORDSON         494,977     494,977     494,977     494,977    494,977    494,977    494,977    494,977    494,977
                           =========   =========  ==========  ==========  =========  =========  =========  =========  =========












YEAR:                              9          10          11          12        13          14         15         16         17

PAYMENT NUMBER:                   10          11          12          13        14          15         16         17         18

DATE:                       Feb-2005    Feb-2006    Feb-2007    Feb-2008  Feb-2009    Feb-2010   Feb-2011   Feb-2012   Feb-2013

AGE:                              65          66          67          68        69          70         71         72         73
                           ---------   ---------  ----------  ----------  ---------  ---------  ---------  ---------  ---------

TOTAL CALCULATED
PENSION BENEFIT (1)          494,977     494,977     494,977     494,977    494,977    494,977    494,977    494,977    494,977

LESS:

STANDARD OIL PENSION (2)      42,956      42,956      42,956      42,956     42,956     42,956     42,956     42,956     42,956

NORDSON QUAL. PLAN
PENSION (3)                   70,785      70,785      70,785      70,785     70,785     70,785     70,785     70,785     70,785

SOCIAL SECURITY (7)            7,019       7,019       7,019       7,019      7,019      7,019      7,019      7,019      7,019
                           ---------   ---------  ----------  ----------  ---------  ---------  ---------  ---------  ---------

TOTAL OFFSETS                120,760     120,760     120,760     120,760    120,760    120,760    120,760    120,760    120,760
                           ---------   ---------  ----------  ----------  ---------  ---------  ---------  ---------  ---------

PAYABLE FROM NORDSON         374,217     374,217     374,217     374,217    374,217    374,217    374,217    374,217    374,217
                           =========   =========  ==========  ==========  =========  =========  =========  =========  =========











YEAR:                             18          19          20          21        22          23         24         25         26

PAYMENT NUMBER:                   19          20          21          22        23          24         25         26         27

DATE:                       Feb-2014    Feb-2015    Feb-2016    Feb-2017  Feb-2018    Feb-2019   Feb-2020   Feb-2021   Feb-2022

AGE:                              74          75          76          77        78          79         80         81         82
                           ---------   ---------  ----------  ----------  ---------  ---------  ---------  ---------  ---------

TOTAL CALCULATED
PENSION BENEFIT (1)          494,977     494,977     494,977     494,977    494,977    494,977    494,977    494,977    494,977

LESS:

STANDARD OIL PENSION (2)      42,956      42,956      42,956      42,956     42,956     42,956     42,956     42,956     42,956

NORDSON QUAL. PLAN
PENSION (3)                   70,785      70,785      70,785      70,785     70,785     70,785     70,785     70,785     70,785

SOCIAL SECURITY (7)            7,019       7,019       7,019       7,019      7,019      7,019      7,019      7,019      7,019
                           ---------   ---------  ----------  ----------  ---------  ---------  ---------  ---------  ---------

TOTAL OFFSETS                120,760     120,760     120,760     120,760    120,760    120,760    120,760    120,760    120,760
                           ---------   ---------  ----------  ----------  ---------  ---------  ---------  ---------  ---------

PAYABLE FROM NORDSON         374,217     374,217     374,217     374,217    374,217    374,217    374,217    374,217    374,217
                           =========   =========  ==========  ==========  =========  =========  =========  =========  =========











YEAR:                             27        27.7                     (6)

PAYMENT NUMBER:                   28          29                 PRESENT

DATE:                       Feb-2023    Oct-2023                VALUE AT

AGE:                              83          84       TOTAL        5.75%
                           ---------   ---------  ----------  ----------

TOTAL CALCULATED
PENSION BENEFIT (1)          494,977     346,484  14,205,840   7,273,090

LESS:

STANDARD OIL PENSION (2)      42,956      30,069     846,233     318,823

NORDSON QUAL. PLAN
PENSION (3)                   70,785      49,549   1,394,455     525,369

SOCIAL SECURITY (7)            7,019       4,913     138,274      52,096
                           ---------   ---------  ----------  ----------

TOTAL OFFSETS                120,760      84,532   2,378,963     896,288
                           ---------   ---------  ----------  ----------

PAYABLE FROM NORDSON         374,217     261,952  11,826,877   6,376,802
                           =========   =========  ==========  ==========



















(1): ESTIMATED AS FOLLOWS:

     AMOUNT SHOULD BE AVERAGE OF 36 HIGHEST
     CONSECUTIVE MONTHS DURING SERVICE.
     ESTIMATED BY FOLLOWING CALCULATION:

        1,175,450  EST. CY 1993 PENSIONABLE EARNINGS
        1,234,233  EST. CY 1994 PENSIONABLE EARNINGS
        1,295,934  EST. CY 1995 PENSIONABLE EARNINGS
        ---------
        3,705,606  SUBTOTAL
             0.33  /36 MO. X 12 MO.
        ---------
        1,235,202  AVERAGE FOR HIGHEST 36 MONTHS
                   TIMES: LESSER OF 56% OR
            49.07% 1.6% X ((248 + MOS. OF NORDSON SERVICE) / 12)
        ---------
          606,072  TOTAL PENSION INCOME
            81.67%   0.4166% REDUCTION FOR EACH MONTH PRIOR TO AGE 60
        ---------
          494,977  ADJUSTED TOTAL PENSION INCOME
        =========

        2/15/86 THROUGH 2/15/96
        MONTHS OF NORDSON SERVICE = 120

        2/15/96 THROUGH 11/03/99
        MONTHS PRIOR TO AGE 60 = 44

(2): ASSUMES EMPLOYEE CONTRIBUTIONS ARE WITHDRAWN; EMPLOYER PAYOUT
     BEGINS AT AGE 65.   AGE 65 AMT             FACTOR
                             42,956        X     100%    =    42,956

(3): ESTIMATED AS FOLLOWS:

  428,122  AVERAGE ANNUAL SALARY + BONUS;
           EARNINGS ARE REDUCED BY IRS LIMIT (when applicable)
       55% TIMES 55%
  -------
  235,467  PENSION BEFORE OFFSET/REDUCTION
  (14,038) LESS SOCIAL SECURITY (ESTIMATED 1996 BENEFIT)
  -------
  221,429  PENSION AFTER S. S. OFFSET
    33.32% SERVICE OFFSET (.0833 X MONTHS OF NORSDON SERVICE) / 30
  -------
   73,780  CALCULATED NORDSON PENSION BENEFIT
      100% REDUCTION FOR AGE 65 DRAW
  -------
   73,780  NORDSON PENSION PAYABLE AT AGE 65
  =======  Section 415 test passed?  NO
   70,785  NORDSON PENSION PAYABLE AT AGE 65 After Section 415 Limit
  =======

(4): Life Expectancy is from Appendix E (Table 1, Single Life Expectancy), IRS Publication 590, 1992 Edition.

(5): Payments are 70% of full year amounts.

(6): Interest rate is based on PBGC Regulation Section 2619.26(b)(2)(iv). This is the PBGC interest rate for immediate annuities in effect on the valuation date.
     On  01/01/93 the rate in effect is  5.75%

(7): 50% of estimated Social Security benefit for the year in which employee attains age 65.
     From Hewitt Associates table (1993 version).